Corcept Therapeutics Announces Fourth Quarter and Full Year 2013 Financial Results

MENLO PARK, CA -- (Marketwired - March 05, 2014) - Corcept Therapeutics Incorporated (NASDAQ: CORT), a pharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of severe metabolic, psychiatric and oncologic disorders, today reported its financial results for the fourth quarter and full year ended December 31, 2013.

For the fourth quarter of 2013, Corcept recognized $4.1 million in net product revenue compared to $1.4 million for the same period in 2012, after deducting associated government rebates, chargebacks and other allowances. For the full year 2013, Corcept reported net product revenue of $10.4 million compared to $3.3 million in the comparable period in 2012. Cost of sales for the fourth quarter of 2013 and the full year 2013 were $60,000 and $143,000, respectively, compared to $19,000 and $91,000 for the comparable periods in 2012. Cost of sales includes the cost to manufacture Korlym (which includes material, third-party manufacturing costs and indirect personnel and other overhead costs) based on units sold in the current period, as well as the cost of stability testing and distribution.

Corcept reported a net loss of $11.1 million, or $0.11 per share, for the fourth quarter of 2013, compared to a net loss of $11.1 million, or $0.11 per share for the same period in 2012. For the fiscal year ended December 31, 2013, Corcept reported a net loss of $46.0 million, or $0.46 per share, compared to a net loss of $38.0 million, or $0.41 per share for the full year 2012.

The net loss for the fourth quarter of 2013 included significant non-cash expenses of $2.4 million, compared to $2.2 million for the fourth quarter of 2012. For the full year 2013, the net loss included significant non-cash expenses of $9.6 million, as compared to $7.0 million for the full year of 2012. After adjusting for these non-cash expenses, the company's net loss on a non-GAAP basis was $8.7 million, or $0.09 per share, for the fourth quarter of 2013, compared to $9.0 million, or $0.09 per share, for the same period in 2012. For the fiscal year ended December 31, 2013, the non-GAAP net loss was $36.4 million, or $0.36 per share, compared to $31.1 million, or $0.33 per share, for the full year 2012. A reconciliation from U.S. GAAP net loss to non-GAAP net loss is included in this press release.

Corcept's cash balance as of December 31, 2013 was $54.9 million, as compared to $93.0 million at December 31, 2012. During the year, we spent $37.1 million on operating activities and issued payments of $1.0 million related to our capped royalty financing obligation.

Operating expenses for the fourth quarter were $14.1 million, compared to $11.4 million for the fourth quarter of 2012. Operating expenses for the full year 2013 were $51.9 million, compared to $39.6 million for the same period in 2012.

  Selling, general and administrative (SG&A) expenses in the fourth quarter of 2013 were $7.5 million, compared to $6.5 million for the comparable period in 2012. SG&A expenses were $31.2 million for the full year 2013, compared to $25.4 million for the same period in 2012. The increases in both the fourth quarter and full year were primarily due to increased staffing, expansion of our contracted sales force, consultancy and other professional services costs related to the commercialization of Korlym®.

  Research and development (R&D) expenses in the fourth quarter of 2013 were $6.6 million, compared to $4.9 million for the comparable period in 2012. R&D expenses were $20.5 million for the full year 2013, compared to $14.1 million for the same period in 2012. The increase was primarily due to accelerated patient enrollment in the third and fourth quarters in our Phase 3 study of mifepristone for the treatment of psychotic depression, which was only partially offset by decreases in costs for the clinical trials with Korlym for Cushing's syndrome, drug-drug interaction and other NDA-supportive studies.

Significant non-cash expenses included stock-based compensation of $1.3 million and $5.2 million for the fourth quarter and full year of 2013, respectively, as compared to $1.0 million and $5.3 million, respectively for the comparable periods of 2012. The full year 2012 stock-based compensation expense included $1.3 million related to performance-based stock options that vested in their entirety on the approval by the FDA of our New Drug Application for Korlym in February 2012. In addition, the net loss for the fourth quarter and full year of 2013 included $1.1 million and $4.4 million, respectively, attributable to accretion of interest expense on Corcept's capped royalty financing obligation, which we entered into in August 2012. We recorded $1.1 million and $1.7 million, respectively, of accretion of interest expense on our capped royalty transaction for the fourth quarter and full year of 2012.

About Cushing's Syndrome

Endogenous Cushing's syndrome is caused by prolonged exposure of the body's tissues to high levels of the hormone cortisol and is generated by tumors that produce cortisol or ACTH. Cushing's syndrome is an orphan indication that most commonly affects adults aged 20 to 50. An estimated 10 to 15 of every one million people are newly diagnosed with this syndrome each year, resulting in over 3,000 new patients annually in the United States. An estimated 20,000 patients in the United States have Cushing's syndrome. Symptoms vary, but most people have one or more of the following manifestations: high blood sugar, diabetes, high blood pressure, upper body obesity, rounded face, increased fat around the neck, thinning arms and legs, severe fatigue and weak muscles. Irritability, anxiety, cognitive disturbances and depression are also common. Cushing's syndrome can affect every organ system in the body and can be lethal if not treated effectively.

About Korlym®

Korlym blocks the glucocorticoid receptor type II (GR-II) to which cortisol normally binds, thereby inhibiting the effects of excess cortisol in Cushing's syndrome patients. On April 10, 2012, Corcept made Korlym available as a once-daily oral treatment of hyperglycemia secondary to endogenous Cushing's syndrome in adult patients with glucose intolerance or diabetes mellitus type 2 who have failed surgery or are not candidates for surgery. Korlym was the first FDA-approved treatment for that illness and the FDA has designated it as an Orphan Drug for that indication. Orphan Drug designation is a special status designed to encourage the development of medicines for rare diseases and conditions. Because Korlym is an Orphan Drug, Corcept will have marketing exclusivity for the approved indication in the United States until February 2019.

About Psychotic Depression

Psychotic depression is a serious psychiatric disorder that affects approximately three million people annually in the United States. It is more prevalent than either schizophrenia or bipolar I disorder. The disorder is characterized by severe depression accompanied by delusions, hallucinations or both. People with psychotic depression are approximately 70 times more likely to commit suicide than the general population and often require lengthy and expensive hospital stays. There is no FDA-approved treatment for psychotic depression.

About Triple-Negative Breast Cancer

Triple-negative breast cancer is a form of the disease in which the three receptors that fuel most breast cancer growth -- estrogen, progesterone, and the HER-2/neu gene -- are not present. Since the tumor cells lack the necessary receptors, common treatments, such as hormone therapy and drugs that target estrogen, progesterone, and HER-2, are ineffective. In 2013, approximately 40,000 women were diagnosed with triple-negative breast cancer in the United States. There is no FDA approved treatment and no accepted standard of care for these patients.

About Corcept Therapeutics Incorporated

Corcept is a pharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of severe metabolic, psychiatric and oncologic disorders. The FDA has approved the company's first drug, Korlym® (mifepristone) 300 mg Tablets, a glucocorticoid receptor antagonist, as a once-daily oral treatment for hyperglycemia secondary to endogenous Cushing's syndrome in adult patients with glucose intolerance or diabetes mellitus type 2 who have failed surgery or are not candidates for surgery. The company also has a Phase 3 trial underway for mifepristone for treatment of psychotic depression and a portfolio of selective GR antagonists that block the effects of cortisol but not progesterone. It owns extensive intellectual property covering the use of GR antagonists, including mifepristone, in the treatment of a wide variety of metabolic and psychiatric disorders and in triple-negative breast cancer. It also holds composition of matter patents for its selective GR antagonists.

Non-GAAP Measures of Net Loss

To supplement Corcept's financial results presented on a GAAP basis, we use non-GAAP measures of net loss that exclude significant non-cash expenses related to stock-based compensation expense and the accretion of interest expense under our capped royalty financing transaction. We believe that this non-GAAP measure of net loss helps investors better evaluate the company's past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting and investors should read them in conjunction with the company's financial statements prepared in accordance with GAAP. The non-GAAP measure of net loss we use may be different from, and not directly comparable to, similarly titled measures used by other companies.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

Statements made in this news release, other than statements of historical fact, are forward-looking statements. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements, including the pace of Korlym's acceptance by physicians and patients, the pace of enrollment in or the outcome of the company's phase 3 trial of mifepristone for the treatment of psychotic depression, the effects of rapid technological change and competition, the protections afforded by Korlym's Orphan Drug Designation or by Corcept's other intellectual property rights, or the cost, pace and success of Corcept's product development efforts, including its ability to advance its next-generation GR-II antagonists towards human use. These and other risks are set forth in the company's SEC filings, all of which are available from the company's website (http://www.corcept.com) or from the SEC's website (http://www.sec.gov). Corcept disclaims any intention or duty to update any forward-looking statement made in this news release.

                      CORCEPT THERAPEUTICS INCORPORATED
                          CONDENSED BALANCE SHEETS
                               (in thousands)

                                                  December 31,  December 31,
                                                      2013          2012
                                                 ------------- -------------
                                                  (Unaudited)      (Note)

ASSETS:
  Cash and cash equivalents                      $      54,877 $      93,032
  Trade receivables, net                                 1,428           557
  Inventory                                              5,546         4,663
  Other assets                                           1,226           914
                                                 ------------- -------------
    Total assets                                 $      63,077 $      99,166
                                                 ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable                               $       2,381 $       3,804
  Deferred revenue                                          25            16
  Long-term obligation                                  35,065        31,680
  Other liabilities                                      4,589         1,889
  Stockholders' equity                                  21,017        61,777
                                                 ------------- -------------
    Total liabilities and stockholders' equity   $      63,077 $      99,166
                                                 ============= =============

       Note: Derived from audited financial statements at that date.

                     CORCEPT THERAPEUTICS INCORPORATED
                     CONDENSED STATEMENTS OF OPERATIONS
                  (in thousands, except per share amounts)

                                (Unaudited)

                                  Three Months Ended         Year Ended
                                     December 31,          December 31,
                                 --------------------  --------------------

                                    2013       2012       2013       2012
                                 ---------  ---------  ---------  ---------

Revenues:
  Product sales, net             $   4,115  $   1,377  $  10,357  $   3,307

Operating expenses:
  Cost of sales                         60         19        143         91
  Research and development           6,567      4,856     20,470     14,074
  Selling, general and
   administrative                    7,517      6,482     31,240     25,414
                                 ---------  ---------  ---------  ---------
    Total operating expenses        14,144     11,357     51,853     39,579
                                 ---------  ---------  ---------  ---------
Loss from operations               (10,029)    (9,980)   (41,496)   (36,272)

Interest and other income, net           -          -          -          -
Interest and other expense          (1,095)    (1,144)    (4,515)    (1,776)
                                 ---------  ---------  ---------  ---------
    Net loss                     $ (11,124) $ (11,124) $ (46,011) $ (38,048)
                                 =========  =========  =========  =========

Basic and diluted net loss per
 share                           $   (0.11) $   (0.11) $   (0.46) $   (0.41)
                                 =========  =========  =========  =========

Shares used in computing basic
 and diluted net loss per share     99,833     99,796     99,819     93,015
                                 =========  =========  =========  =========

                     CORCEPT THERAPEUTICS INCORPORATED
                RECONCILIATION OF GAAP TO NON-GAAP NET LOSS
                  (in thousands, except per share amounts)

                                (Unaudited)

                                  Three Months Ended        Year Ended
                                     December 31,          December 31,
                                 --------------------  --------------------

                                    2013       2012       2013       2012
                                 ---------  ---------  ---------  ---------

GAAP net loss                    $ (11,124) $ (11,124) $ (46,011) $ (38,048)

Significant non-cash expenses:
  Stock-based compensation
    Research and development           153        130        618        546
    Selling, general and
     administrative                  1,160        916      4,578      4,764
                                 ---------  ---------  ---------  ---------
      Total stock-based
       compensation                  1,313      1,046      5,196      5,310
                                 ---------  ---------  ---------  ---------
  Accretion of interest expense
   related to long-term
   obligation                        1,070      1,105      4,410      1,680
                                 ---------  ---------  ---------  ---------
    Non-GAAP net loss            $  (8,741) $  (8,973) $ (36,405) $ (31,058)
                                 =========  =========  =========  =========

GAAP basic and diluted net loss
 per share                       $   (0.11) $   (0.11) $   (0.46) $   (0.41)
                                 =========  =========  =========  =========

Non-GAAP basic and diluted net
 loss per share as adjusted for
 significant non-cash expenses   $   (0.09) $   (0.09) $   (0.36) $   (0.33)
                                 =========  =========  =========  =========

Shares used in computing basic
 and diluted net loss per share     99,833     99,796     99,819     93,015
                                 =========  =========  =========  =========

CONTACT:
Charles Robb
Chief Financial Officer
Corcept Therapeutics
650-688-8783
crobb@corcept.com
www.corcept.com